Exhibit 3.2.27

Office of the Secretary of State/Corporations Division Form For Profit Articles of Incorporation CF

We, the undersigned incorporators, hereby associate ourselves together to form and establish a corporation FOR profit under the laws of the State of Kansas.

Article One: Name of the corporation KANSAS CITY TREATMENT CENTER, INC.	DO NOT WRITE IN THIS SPACE

Article Two: Address of registered office in Kansas	400 Bank IV Tower
(Street Address or Rural Route)

Topeka	Shawnee	66601
(City)	(County)	(Zip Code)

Name of resident agent at above address David H. Fisher, Esq.

Article Three: Nature of corporation business or purposes to be conducted or promoted is

To engage in any lawful act or activity for which corporations may be organized under the Kansas General Corporation Code.

Article Four: Total number of shares that this corporation shall be authorized to issue

             shares of                  stock, class              par value of              dollars each

             shares of                  stock, class              par value of              dollars each

1,000 shares of common stock, class x without nominal or par value

             shares of                  stock, class              without nominal or par value

If applicable, state any designations, powers, preferences, rights, qualifications, limitations or restrictions applicable to any class of stock or any special grant of authority to be given to the board of directors

n/a

Article Five: Name and mailing address of each incorporator is

Jane S. Krayer, 1013 Centre Road, Wilmington, Delaware 19805

Article Six: Name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified is

Patricia Lewin         519 Suwanee Circle, Tampa, Florida 33606-3830

Article Seven: Is this corporation to exist perpetually?    Yes  ☒    No  ☐

If no, the term for which this corporation is to exist is

•	Tax closing date, if known

In testimony whereof, we have hereunto subscribed our names this 19th day of October, A.D. 1993.

(Signatures must correspond exactly to the names of the incorporators listed in Article Five.)

State of DELAWARE County of NEW CASTLE	}	ss.

Before me, a notary public in and for said county and state, personally appeared.

Jane S. Krayer

who are known to me to be the same persons who executed the foregoing Articles of Incorporation and duly acknowledged the execution of the same. In witness whereof, I have hereunto subscribed my name and affixed my official seal, this 19th day of October, A.D. 1993.

(Seal)	/s/ Lynne [Illegible]
Notary Public

My appointment or commission expires

Submit document in duplicate

with $75 filing fee to:

Corporations Division,

Office of the Secretary of State,

2nd Floor, State Capitol, Topeka, KS 66612-1594

(913) 296-4564

Secretary of State/Corporations Division Form Change of Registered Office or Agent RO

We, Patricia Lewin, President or Vice President and Patricia Lewin, Secretary or Assistant Secretary of Kansas City Treatment

Center, Inc., a corporation organized and existing under and by virtue of the laws of the state of Kansas, do hereby certify that at a meeting of the board of directors of said corporation the following resolution was duly adopted:

Be it resolved that the Registered Office in the state of Kansas of said corporation be changed to:

Do Note write in this space

1404 Minnesota	Kansas City	Johnson	Kansas	66102
Street and number	Town or City	County	State	Zip Code

Be it further resolved that the Resident Agent of said corporation in the state of Kansas be changed to:

Kansas City Treatment Center, Inc.

Individual or Kansas Corporation

The President and Secretary are hereby authorized to file and record the same in the manner as required by law:

/s/ Patricia A. Lewin
President or Vice President

/s/ Patricia A. Lewin
President or Vice President

State of Florida County of Hillsborough	}	ss.

Before me, a Notary Public, came Patricia Lewin, President, Vice President and Patricia Lewin, Secretary, Assistant Secretary of the above-named corporation, who are known to me to be the persons who executed this foregoing certificate in their official capacities and duly acknowledged the execution of the same this 15 day of March, 1995.

/s/Michelle [illegible]
Notary Public

(Seal)

My commission or appointment expires             , 19    .

Please submit this form in duplicate, with $20 filing fee, to:

Secretary of State, 2nd Floor, State Capital, 300 S.W. 10th Ave.,

Topeka, KS 66612-1594, (913) 296-4564

Secretary of State/Corporations Division Form Change of Registered Office or Agent RO

We, Patricia Lewin, President or Vice President and Patricia Lewin, Secretary or Assistant Secretary of Kansas City Treatment

Center, Inc., a corporation organized and existing under and by virtue of the laws of the state of Kansas , do hereby certify that at a meeting of the board of directors said corporation the following resolution was duly adopted:

Be it resolved that the Registered Office in the state Kansas of said corporation be changed to:

Do Note write in this space

1404 Minnesota	Kansas City	Johnson	Kansas	66102
Street and number	Town or City	County	State	Zip Code

Be it further resolved that the Resident Agent of said corporation in the state of Kansas be changed to:

Bridgette A. Sams

Individual or Kansas Corporation

The President and Secretary are hereby authorized to file and record the same in the manner as required by law:

/s/ Patricia A. Lewin
President or Vice President

/s/ Patricia A. Lewin
President or Vice President

State of South Carolina County of Beaufort	}	ss.

Before me, a Notary Public, came Patricia Lewin, President, Vice President and Patricia Lewin, Secretary, Assistant Secretary of the above-named corporation, who are known to me to be the persons who executed this foregoing certificate in their official capacities and duly acknowledged the execution of the same this 19th day of August, 1999.

/s/ Renee Davis
Notary Public

(Seal)

My commission or appointment expires	Feb. 26, 2008.
Month Year

Please submit this form in duplicate, with $20 filing fee, to:

Secretary of State, 2nd Floor, State Capital, 300 S.W. 10th Ave.,

Topeka, KS 66612-1594, (913) 296-4564

Office of the Secretary of State/Corporation Division Form Certificate of Reinstatement RR (Please complete this form in black ink.)

We,      David [illegible],              and  Patty Chadwick,                             being the last

        President or Vice President          Secretary or Assistant Secretary

acting President or Vice President and Secretary or Assistant Secretary of Kansas City Treatment Center, Inc., file in behalf of said corporation this certificate for reinstatement, renewal, revival, restoration and extension of its corporate existence or authority to engage in business in the state of Kansas and certify the following:

(A)   Correct name of the corporation is:

Kansas City Treatment Center, Inc.

(B)   Location of the corporate registered office in the state of Kansas is:

1404 Minnesota Avenue

Kansas City

66102

         and the name of the resident agent in charge thereof at such address is:

Bridgett Sams

Do not write in this space.

(C)	Corporation was duly organized under the laws of the state of: Kansas

(D)	Corporate existence or authority to engage in business in the state of Kansas: (Select one)

☒	Has been forfeited for failure to timely file annual report(s) and pay its annual fee.

☐	Has expired or will expire, by reason of time, on the day of , and said corporate existence, or authority to engage in business, is hereby extended
State whether extended perpetually or to a given date

☐	Has been forfeited for failure to designate a resident agent and registered office.

This certificate is filed by authority of duly elected directors or members of the governing body of the corporation in compliance with the provisions of the Kansas Corporation Code.

In testimony whereof, we have hereunto set our hands this
17th day of July, 2001.
Year

State of Tennessee County of Davidson	}	SS.	/s/ [illegible] President or Vice President

/s/ [illegible]
Secretary or Assistant Secretary

The foregoing instrument was acknowledged before me this

17th day of July, 2001.

/s/ Nancy E. Garrett

My appointment or commission expires May 24, 2005.
Month Year

Submit document in duplicate to: Secretary of State, First Floor, Memorial Hall

120 S.W. 10th Ave., Topeka, KS 66612-1594, (785) 296-4564

For profit filing fee: $95                 Nonprofit filing fee: $20

Kansas Secretary of State Corporation Change of Registered Office or Agent RO

All information must be completed or this document will [illegible]

1.      Name of corporation

                            Kansas City Treatment Center, Inc.

            Name must match the name on record with the Secretary of State

2.      State of organization Kansas

3.      The registered office in the state of Kansas is changed to: (Address must be a street address. A post office box is unacceptable.)

Do not write in this space

2101 SW 21st Street, Topeka, KS, County of Shawnee, 66604
Street Address	City	State	Zip Code

4.	The resident agent in Kansas is changed to:

National Registered Agents, Inc. of KS

Individual or Kansas Corporation

I declare under penalty of perjury under the laws of the state of Kansas that the foregoing is true and correct.

Executed on the 11 of July, 2002.
Day Month Year

/s/ [illegible]
President or Vice President

/s/ [illegible]

Please submit this form in duplicate with the $20 filing fee.

Contact Information Kansas Secretary of State Ron Thornburgh Memorial Hall, 1st Floor 120 SW 10th Avenue Topeka, KS 66612-1240 785-296-4564 kssos@kssos.org www.kssos.org

Contact Information Kansas Secretary of State Ron Thornburgh Memorial Hall, 1st Floor 120 S.W. 10th Avenue Topeka, KS 66612-1594 (785) 296-4564 kssos@kssos.org www.kssos.org	KANSAS SECRETARY OF STATE Form Corporation Certificate of Reinstatement RR All information must be completed or this document will not be accepted

1.      The name of the corporation as it existed when the corporation forfeited:

Kansas City Treatment Center, Inc.

2.      Address of registered office in Kansas:

Address must be a street address. A post office box is unacceptable.

2101 Southwest 21st Street

Do not write in box

Topeka	Kansas	66604
City	State	Zip Code

Name of resident agent at the registered office: National Registered Agents, Inc. of KS

3.	The corporation was organized in the state of: Kansas

4.	The corporate existence or authority to engage in business in the state of Kansas: (select one)

☒	Has been forfeited for failure to timely file its annual report and pay its franchise tax.

☐ Has expired or will expire on the	of , .
Day Month Year

Is this reinstatement perpetual?    Yes  ☐    No  ☐

If no, the term for which this corporation is to exist             .

☐	Has been forfeited for failure to designate or maintain a resident agent and registered office.

This certificate is filed by the authority of duly elected directors or members of the governing body of the corporation in compliance with the provisions of K.S.A. 17-7002.

☐☐

~~I~~/we (circle one) declare under penalty of perjury under the laws of the state of Kansas that the foregoing is true and correct. Executed on the 6 of August, 2003.
Day Month Year

/s/ [Illegible]	and Attest:	/s/ [Illegible]
President or Vice President		Secretary or Assistant Secretary

Instructions

1.      Submit this form in duplicate with the $20 filing [Illegible]

2.      A $75 penalty fee must be submitted for for-profit [Illegible] annual report or pay the franchise tax.

3.      All past due annual reports must be field prior to r [Illegible]

4.      All past due franchise taxes must be paid prior to [Illegible]